Exhibit 99.1

SPX Reports Second Quarter 2025 Results
Raises Full-year Guidance

CHARLOTTE, N.C., July 31, 2025 (GLOBE NEWSWIRE) -- SPX Technologies, Inc. (NYSE:SPXC) (“SPX”, the “Company”, “we” or “our”) today reported results for the second quarter ended June 28, 2025.

Second Quarter Highlights (amounts presented for continuing operations; all comparisons against the second quarter of 2024, unless otherwise noted)
•Revenue of $552.4 million, up 10.2%
•GAAP income from continuing operations of $52.5 million, up 16.2%
•GAAP EPS of $1.10, up 14.6%
•Adjusted EPS* of $1.65, up 16.2%
•Adjusted EBITDA* of $126.7 million, up 16.3%

Raising 2025 Guidance (all comparisons against the full year 2024, unless otherwise noted)
•Revenue range of $2.225 to $2.275 billion, up ~13% year-on-year at the midpoint (prior range: $2.20 to $2.26 billion).
•Adjusted EBITDA* range of $485 to $510 million, up ~18% year-on-year at the midpoint (prior range: $470 to $495 million).
•Adjusted EPS* range of $6.35 to $6.65, up ~16% year-on-year at the midpoint (prior range: $6.10 to $6.40).

Gene Lowe, President and CEO, remarked, “I’m very pleased with our second quarter results, which included significant year-over-year profit growth in both segments and strong margin performance—particularly in our HVAC segment. We continue to see solid demand in key end markets, execute well operationally across our businesses, and see strong contributions from our recent acquisitions.”

Mr. Lowe continued, “We are making meaningful progress on our growth initiatives and new product introduction efforts. Notably, we continue to advance our strategy to expand production capacity for our Engineered Air Movement businesses. We are also receiving very positive customer feedback on the introduction of our new OlympusV Max cooling solution, designed to meet the large-scale needs of data center customers seeking to optimize the balance between energy and water usage. We expect these initiatives to support our growth strategy in 2026 and beyond.”

Mr. Lowe further commented, “Looking ahead to the second half of 2025, we remain confident in the strength of customer demand and our operational momentum. As a result, we are once again raising our full-year 2025 guidance, including Adjusted EBITDA* to a range of $485 to $510 million —representing an approximately 18% year-over-year increase at the midpoint. This upward revision from our prior range of $470 to $495 million reflects our strong second quarter performance and our positive outlook for the remainder of the year.”

Second Quarter and Year-to-Date Financial Comparisons:

($ millions)	Q2 2025	Q2 2024	2025 YTD	2024 YTD
Revenue	$552.4	$501.3	$1,035.0	$966.5
Operating income	86.6	74.6	153.2	139.2
Income from continuing operations	52.5	45.2	104.2	94.4
GAAP EPS	1.10	0.96	2.21	2.01

Consolidated segment income*	$135.8	$117.6	$246.3	$217.4
Adjusted operating income*	119.5	102.8	214.4	187.2
Adjusted EBITDA*	126.7	108.9	229.3	200.9
Adjusted EBITDA %*	22.9%	21.7%	22.2%	20.8%
Adjusted EPS*	$1.65	$1.42

Net operating cash flow from continuing operations	$43.4	$58.7	$33.0	$69.4
Capital expenditures	(7.7)	(10.4)	(13.2)	(20.3)
Adjusted free cash flow*	37.1	57.9	73.4	71.1
* Non-GAAP financial measure. See attached schedules for reconciliation of historical non-GAAP measures to most comparable GAAP financial measure. A reconciliation of non-GAAP guidance measures is not practicable and, accordingly, is not provided.

Segment Overview:

HVAC

	Three months ended
($ millions)	Q2 2025	Q2 2024
Revenue	$376.7	$356.5
•Organic	0.7%
•Inorganic	4.9%
•Currency	0.1%
Total Growth	5.7%
Segment income	$95.8	$83.7
as a percent of revenues	25.4%	23.5%
Change in bps	190bps

Second Quarter 2025
The revenue increase was primarily driven by:
•an inorganic increase from the acquisition of Sigma & Omega; and
•an organic increase due to higher volumes of both heating and cooling products; partially offset by
•the execution of a larger than typical service project within our cooling products business in the comparative period.

The segment income and segment income margin increases were due primarily to the revenue growth mentioned above with a more accretive mix and favorable project execution primarily within our cooling products business.

Detection & Measurement

	Three months ended
($ millions)	Q2 2025	Q2 2024
Revenue	$175.7	$144.8
•Organic	5.5%
•Inorganic	14.9%
•Currency	0.9%
Total Growth	21.3%
Segment income	$40.0	$33.9
as a percent of revenues	22.8%	23.4%
Change in bps	-60bps

Second Quarter 2025
The revenue increase was primarily driven by:
•an inorganic increase from the acquisition of KTS; and
•an organic increase due to higher project volumes within our communication technologies and transportation systems businesses; partially offset by
•lower project volumes within our aids to navigation business.

The segment income increase was due primarily to the revenue growth mentioned above. The segment margin decline was primarily due to a slightly more favorable project mix in the prior year.

Liquidity and Financial Position:

($ millions)	Q2 2025	Q4 2024
Total debt	$1,019.3	$614.7
Total cash	136.9	161.4

2025 Guidance:
For the full year 2025, SPX now anticipates segment and company performance as follows:

	Revenue	Segment Income Margin %	Adjusted EPS*	Adjusted EBITDA*/%
HVAC	$1,500-$1,530 million ($1,500-$1,540 million prior)	24.25%-24.75% (23.50%-24.00% prior)
Detection & Measurement	$725-$745 million ($700-$720 million prior)	21.75%-23.00% (21.50%-22.75% prior)
Total SPX Adjusted	$2.225-$2.275 billion ($2.20-$2.26 billion prior)	23.40%-24.20% (22.90%-23.60% prior)	$6.35-$6.65 ($6.10-$6.40 prior)	$485-$510 million / 21.80%-22.40% ($470-$495 million / 21.40%-21.90% prior)

Form 10-Q: The Company expects to file its quarterly report on Form 10-Q for the quarter ended June 28, 2025 with the Securities and Exchange Commission by August 7, 2025. This press release should be read in conjunction with that filing, which will be available on the Company's website at www.spx.com, in the Investor Relations section.

Conference Call: SPX will host a conference call at 4:45 p.m. (ET) today to discuss first quarter results. The call will be simultaneously webcast via the Company's website at www.spx.com and the slide presentation will be available in the Investor Relations section of the site.

Call Access Process: To access the call by phone, please use the following link to receive dial-in details https://register-conf.media-server.com/register/BIb36f25260d6d430aa91672d208baa48d. To avoid delays, we encourage participants to dial into the conference call fifteen minutes ahead of the scheduled start time. A replay of the webcast will also be available for a limited time at www.spx.com.

Upcoming Investor Events: Company management plans to conduct virtual and in-person meetings with investors over the coming months, including at the Seaport Virtual Investor Conference in August and the Jefferies Industrial Conference in September.

About SPX Technologies, Inc: SPX Technologies, Inc. is a diversified, global supplier of highly engineered products and technologies, holding leadership positions in the HVAC and detection and measurement markets. Based in Charlotte, North Carolina, SPX Technologies, Inc. has over 4,300 employees in over 16 countries. SPX Technologies, Inc. is listed on the New York Stock Exchange under the ticker symbol “SPXC.” For more information, please visit www.spx.com.

Non-GAAP Presentation: This press release contains certain non-GAAP financial measures, including consolidated segment income and margin, adjusted operating income, adjusted income from continuing operations before income taxes, adjusted income from continuing operations, adjusted earnings per share from continuing operations (or, adjusted EPS), EBITDA, adjusted EBITDA, and adjusted free cash flow from continuing operations. These non-GAAP financial measures do not provide investors with an accurate measure of, and should not be used as a substitute for, the comparable financial measures as determined in accordance with accounting principles generally accepted in the United States (“GAAP”). The Company believes these non-GAAP financial measures, when read in conjunction with the comparable GAAP financial measures, give investors a useful tool to assess and understand the Company’s overall financial performance, because they exclude items of income or expense that the Company believes are not reflective of its ongoing operating performance, allowing for a better period-to-period comparison of operations of the Company. Additionally, the Company’s management uses these non-GAAP financial measures as measures of the Company’s performance. The Company acknowledges that there are many items that impact a company’s reported results and the adjustments reflected in these non-GAAP measures are not intended to present all items that may have impacted these results. In addition, these non-GAAP measures are not necessarily comparable to similarly titled measures used by other companies.

Refer to the tables included in this press release for the components of each of the non-GAAP financial measures, and for the reconciliations of historical non-GAAP financial measures to their respective comparable GAAP measures. Our non-GAAP financial guidance excludes items, which would be included in our GAAP financial measures, that we do not consider indicative of our on-going performance; and are calculated in a manner consistent with the presentation of the similarly titled historical non-GAAP measures presented in this press release. These items include, but are not limited to, intangible asset amortization expense, acquisition and integration-related costs, costs associated with dispositions, and potential non-cash income or expense items associated with changes in market interest rates and actuarial or other data related to our pension and postretirement plans, as the ultimate aggregate amounts associated with these items are out of our control and/or cannot be reasonably predicted. Accordingly, a reconciliation of our non-GAAP financial guidance to the most comparable GAAP financial measures is not practicable. Full-year guidance excludes impacts from future acquisitions, dispositions and related transaction costs, incremental impacts of tariffs and trade tensions on market demand and costs subsequent to the date of this release, the impact of foreign exchange rate changes subsequent to June 28, 2025, and environmental and litigation charges.

Forward-looking Statements: Certain statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. Please read these results in conjunction with the Company’s documents filed with the Securities and Exchange Commission, including the Company’s most recent annual report on Form 10-K and quarterly report on Form 10-Q. These filings identify important risk factors and other uncertainties that could cause actual results to differ from those contained in the forward-looking statements, including the following: cyclical changes and specific industry events in the Company’s markets; changes in anticipated capital investment and maintenance expenditures by customers; changes in economic conditions in relevant global and North American markets, including as a result of the imposition, or threat of imposition, of tariffs, including the significant tariffs announced by the U.S. government in 2025 and retaliatory tariffs announced in response thereto and other trade barriers or geopolitical conflicts; availability, limitations or cost increases of raw materials and/or commodities, including as a result of new or increased tariffs, as well as the potential impact of retaliatory tariffs and other penalties, that cannot be recovered in product pricing; the impact of competition on profit margins and the Company’s ability to maintain or increase market share; inadequate performance by third-party suppliers and subcontractors for outsourced products, components and services and other supply-chain risks; the uncertainty of claims resolution with respect to environmental and other contingent liabilities; the impact of climate change and any legal or regulatory actions taken in response thereto; cyber-security risks; risks with respect to the protection of intellectual property, including with respect to the Company’s digitalization initiatives; the impact of overruns, inflation and the incurrence of delays with respect to long-term fixed-price contracts; defects or errors in current or planned products; the impact of pandemics and governmental and other actions taken in response; domestic economic, political, legal, accounting and business developments adversely affecting the Company’s business, including regulatory changes; changes in worldwide economic conditions, including as a result of geopolitical conflicts; uncertainties with respect to the Company’s ability to identify acceptable acquisition targets; uncertainties surrounding timing and successful completion of any acquisition or disposition transactions, including with respect to integrating acquisitions and achieving cost savings, synergistic sales or other benefits from acquisitions, including the acquisition of Sigma & Omega; the impact of retained liabilities of disposed businesses; potential labor disputes; and extreme weather conditions and natural and other disasters.

Actual results may differ materially from these statements. The words “guidance,” “believe,” “expect,” “anticipate,” “project” and similar expressions identify forward-looking statements. Although the Company believes that the expectations reflected in its forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.

Statements in this press release speak only as of the date of this press release, and SPX Technologies disclaims any responsibility to update or revise such statements, except as required by law.

Investor and Media Contacts:
Mark A. Carano, VP, Chief Financial Officer and Treasurer
Phone: 980-474-3806
E-mail: spx.investor@spx.com
Source: SPX Technologies, Inc.

SPX TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; in millions, except per share amounts)

	Three months ended		Six months ended
	June 28, 2025	June 29, 2024	June 28, 2025	June 29, 2024

Revenues	$552.4	$501.3	$1,035.0	$966.5
Costs and expenses:
Cost of products sold	323.5	300.5	610.2	582.8
Selling, general and administrative	117.2	101.2	226.7	204.1
Intangible amortization	24.6	16.8	44.3	31.6
Special charges, net	—	(0.2)	0.1	0.4
Other operating expense, net	0.5	8.4	0.5	8.4
Operating income	86.6	74.6	153.2	139.2

Other income (expense), net	(2.1)	(1.7)	0.6	(5.7)
Interest expense	(15.6)	(12.8)	(27.9)	(22.6)
Interest income	1.0	0.3	1.9	0.6
Income from continuing operations before income taxes	69.9	60.4	127.8	111.5
Income tax provision	(17.4)	(15.2)	(23.6)	(17.1)
Income from continuing operations	52.5	45.2	104.2	94.4

Income (loss) from discontinued operations, net of tax	—	—	—	—
Loss on disposition of discontinued operations, net of tax	(0.3)	(1.0)	(0.8)	(1.2)
Loss from discontinued operations, net of tax	(0.3)	(1.0)	(0.8)	(1.2)

Net income	$52.2	$44.2	$103.4	$93.2

Basic income per share of common stock:
Income from continuing operations	$1.12	$0.98	$2.24	$2.05
Loss from discontinued operations	—	(0.02)	(0.02)	(0.03)
Net income per share	$1.12	$0.96	$2.22	$2.02

Weighted-average number of common shares outstanding — basic	46.716	46.246	46.586	46.038

Diluted income per share of common stock:
Income from continuing operations	$1.10	$0.96	$2.21	$2.01
Loss from discontinued operations	—	(0.02)	(0.02)	(0.02)
Net income per share	$1.10	$0.94	$2.19	$1.99

Weighted-average number of common shares outstanding — diluted	47.396	47.158	47.255	46.901

SPX TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; in millions)

	June 28, 2025	December 31, 2024
ASSETS
Current assets:
Cash and equivalents	$132.8	$156.9
Accounts receivable, net	363.8	313.6
Contract assets	42.0	11.3
Inventories, net	321.9	271.0
Other current assets	60.1	31.5
Total current assets	920.6	784.3
Property, plant and equipment:
Land	23.2	23.5
Buildings and leasehold improvements	116.9	113.3
Machinery and equipment	325.1	308.1
	465.2	444.9
Accumulated depreciation	(238.3)	(226.9)
Property, plant and equipment, net	226.9	218.0
Goodwill	1,040.9	834.5
Intangibles, net	914.7	703.0
Other assets	193.2	164.1
Deferred income taxes	2.5	2.4
Assets of DBT and Heat Transfer	7.9	8.2
TOTAL ASSETS	$3,306.7	$2,714.5

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$140.3	$128.1
Contract liabilities	76.5	62.3
Accrued expenses	166.2	170.8
Income taxes payable	16.0	19.4
Short-term debt	41.4	10.1
Current maturities of long-term debt	27.6	27.6
Total current liabilities	468.0	418.3

Long-term debt	950.3	577.0
Deferred and other income taxes	118.7	97.8
Other long-term liabilities	223.0	224.2
Liabilities of DBT and Heat Transfer	13.4	12.8
Total long-term liabilities	1,305.4	911.8

Stockholders' equity:
Common stock	0.6	0.5
Paid-in capital	1,371.6	1,373.5
Retained earnings	342.2	238.8
Accumulated other comprehensive income	263.8	223.6
Common stock in treasury	(444.9)	(452.0)
Total stockholders' equity	1,533.3	1,384.4
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$3,306.7	$2,714.5

SPX TECHNOLOGIES, INC. AND SUBSIDIARIES
RESULTS OF REPORTABLE SEGMENTS
(Unaudited; in millions)

	Three months ended				Six months ended
	June 28, 2025	June 29, 2024	Δ	%/bps	June 28, 2025	June 29, 2024	Δ	%/bps
HVAC reportable segment

Revenues	$376.7	$356.5	$20.2	5.7%	$699.7	$658.9	$40.8	6.2%
Cost of products sold	226.1	224.2	1.9		425.7	409.2	16.5
Selling, general and administrative expense	54.8	48.6	6.2		104.3	97.6	6.7
Income	$95.8	$83.7	$12.1	14.5%	$169.7	$152.1	$17.6	11.6%
as a percent of revenues	25.4%	23.5%		190bps	24.3%	23.1%		120bps

Detection & Measurement reportable segment

Revenues	$175.7	$144.8	$30.9	21.3%	$335.3	$307.6	$27.7	9.0%
Cost of products sold	96.9	75.4	21.5		183.7	171.8	11.9
Selling, general and administrative expense	38.8	35.5	3.3		75.0	70.5	4.5
Income	$40.0	$33.9	$6.1	18.0%	$76.6	$65.3	$11.3	17.3%
as a percent of revenues	22.8%	23.4%		-60bps	22.8%	21.2%		160bps

Consolidated Revenues	$552.4	$501.3	$51.1	10.2%	$1,035.0	$966.5	$68.5	7.1%
Consolidated Operating Income	86.6	74.6	12.0	16.1%	153.2	139.2	14.0	10.1%
as a percent of revenues	15.7%	14.9%		80bps	14.8%	14.4%		40bps
Consolidated Segment Income	135.8	117.6	18.2	15.5%	246.3	217.4	28.9	13.3%
as a percent of revenues	24.6%	23.5%		110bps	23.8%	22.5%		130bps

Consolidated operating income	$86.6	$74.6	$12.0		$153.2	$139.2	$14.0
Exclude:
Corporate expense	13.3	12.0	1.3		27.3	25.9	1.4
Acquisition-related and other costs (1)	6.9	2.3	4.6		13.3	4.9	8.4
Long-term incentive compensation expense	3.9	3.7	0.2		7.6	7.0	0.6
Amortization of acquired intangible assets	24.6	16.8	7.8		44.3	31.6	12.7
Special charges, net	—	(0.2)	0.2		0.1	0.4	(0.3)
Other operating expense, net (2)	0.5	8.4	(7.9)		0.5	8.4	(7.9)
Consolidated segment income	$135.8	$117.6	$18.2	15.5%	$246.3	$217.4	$28.9	13.3%
as a percent of revenues	24.6%	23.5%		110bps	23.8%	22.5%		130bps

(1) Represents certain acquisition-related and other costs incurred of $6.9 and $13.3 during the three and six months ended June 28, 2025, respectively, and $2.3 and $4.9 during the three and six months ended June 29, 2024, respectively. The three and six months ended June 28, 2025 includes amortization of a deferred compensation asset and additional “Cost of products sold” related to the step up of inventory (to fair value) each acquired in connection with the Kranze Technology Solutions (“KTS”) acquisition of $6.6 and $10.9 and $0.5 and $0.8, respectively. The three and six months ended June 29, 2024 includes $0.9 and $1.8 of additional “Cost of products sold” related to the step up of inventory (to fair value) associated with the Ingénia acquisition.

(2) For the three and six months ended June 29, 2024, represents a charge of $8.4 associated with a settlement with the seller of ULC Robotics (“ULC”) regarding additional contingent consideration.

SPX TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in millions)

	Three months ended		Six months ended
	June 28, 2025	June 29, 2024	June 28, 2025	June 29, 2024
Cash flows from (used in) operating activities:
Net income	$52.2	$44.2	$103.4	$93.2
Less: Loss from discontinued operations, net of tax	(0.3)	(1.0)	(0.8)	(1.2)
Income from continuing operations	52.5	45.2	104.2	94.4
Adjustments to reconcile income from continuing operations to net cash from (used in) operating activities:
Special charges, net	—	(0.2)	0.1	0.4
(Gain) loss on change in fair value of equity security	—	—	(4.5)	4.2
Amortization of compensation expense related to acquisition	6.6	—	10.9	—
Deferred and other income taxes	(1.8)	(7.2)	(2.3)	(10.6)
Depreciation and amortization	32.5	23.4	59.5	44.4
Pension and other employee benefits	3.2	2.7	8.7	6.9
Long-term incentive compensation	3.9	3.7	7.6	7.0
Other, net	(0.1)	(1.4)	0.1	(3.0)
Changes in operating assets and liabilities, net of effects from acquisitions and divestitures:
Accounts receivable and other assets	(36.8)	(0.3)	(63.1)	(29.8)
Contribution related to employee retention agreements for acquisition	—	—	(46.5)	—
Inventories	(2.4)	1.3	(16.2)	(10.7)
Accounts payable, accrued expenses and other	(13.8)	(8.1)	(24.6)	(33.0)
Cash spending on restructuring actions	(0.4)	(0.4)	(0.9)	(0.8)
Net cash from continuing operations	43.4	58.7	33.0	69.4
Net cash used in discontinued operations	(0.9)	(1.2)	(1.4)	(1.4)
Net cash from operating activities	42.5	57.5	31.6	68.0

Cash flows from (used in) investing activities:
Proceeds/borrowings related to company-owned life insurance policies, net	0.1	42.8	3.1	42.9
Business acquisitions, net of cash acquired	(143.6)	—	(447.7)	(294.1)
Capital expenditures	(7.7)	(10.4)	(13.2)	(20.3)
Net cash from (used in) continuing operations	(151.2)	32.4	(457.8)	(271.5)
Net cash from (used in) discontinued operations	—	—	—	—
Net cash from (used in) investing activities	(151.2)	32.4	(457.8)	(271.5)

Cash flows from (used in) financing activities:
Borrowings under senior credit facilities	85.0	18.0	478.0	575.2
Repayments under senior credit facilities	(6.8)	(102.8)	(104.8)	(382.0)
Borrowings under trade receivables arrangement	44.0	67.0	179.0	132.0
Repayments under trade receivables arrangement	(63.0)	(46.0)	(148.0)	(93.0)
Net borrowings (repayments) under other financing arrangements	(0.3)	(0.5)	0.2	(0.8)
Minimum withholdings paid on behalf of employees for net share settlements, net of proceeds from the exercise of employee stock options	0.7	2.1	(9.1)	(0.9)
Net cash from (used in) continuing operations	59.6	(62.2)	395.3	230.5
Net cash from (used in) discontinued operations	—	—	—	—
Net cash from (used in) financing activities	59.6	(62.2)	395.3	230.5
Change in cash and equivalents due to changes in foreign currency exchange rates	3.8	(0.2)	6.4	1.1
Net change in cash and equivalents	(45.3)	27.5	(24.5)	28.1
Consolidated cash and equivalents, beginning of period	182.2	105.5	161.4	104.9
Consolidated cash and equivalents, end of period	$136.9	$133.0	$136.9	$133.0

	Six Months Ended
	June 28, 2025	June 29, 2024
Components of cash and equivalents:
Cash and equivalents	$132.8	$128.1
Cash and equivalents included in assets of DBT and Heat Transfer	4.1	4.9
Total cash and equivalents	$136.9	$133.0

SPX TECHNOLOGIES, INC. AND SUBSIDIARIES
CASH AND DEBT RECONCILIATION
(Unaudited; in millions)

	Six months ended
	June 28, 2025
Beginning cash and equivalents	$161.4
Cash from continuing operations	33.0
Capital expenditures	(13.2)
Proceeds related to company-owned life insurance policies, net	3.1
Business acquisitions, net of cash acquired	(447.7)
Borrowings under senior credit facilities	478.0
Repayments under senior credit facilities	(104.8)
Borrowings under trade receivables agreement	179.0
Repayments under trade receivables agreement	(148.0)
Net borrowings under other financing arrangements	0.2
Minimum withholdings paid on behalf of employees for net share settlements, net of proceeds from the exercise of employee stock options	(9.1)
Cash used in discontinued operations	(1.4)
Change in cash due to changes in foreign currency exchange rates	6.4
Ending cash and equivalents	$136.9

	Debt at				Debt at
	December 31, 2024	Borrowings	Repayments	Other	June 28, 2025
Revolving loans	$80.0	$478.0	$(98.0)	$—	$460.0
Term loans	524.6	—	(6.8)	—	517.8
Trade receivables financing arrangement	9.0	179.0	(148.0)	—	40.0
Other indebtedness	2.3	0.6	(0.4)	—	2.5
Less: Deferred financing costs associated with the term loans	(1.2)	—	—	0.2	(1.0)
Totals	$614.7	$657.6	$(253.2)	$0.2	$1,019.3

SPX TECHNOLOGIES, INC. AND SUBSIDIARIES
ORGANIC REVENUE
(Unaudited)

	Three months ended June 28, 2025
	HVAC	Detection & Measurement	Consolidated
Net Revenue Growth	5.7%	21.3%	10.2%

Exclude: Foreign Currency	0.1%	0.9%	0.3%

Exclude: Acquisitions	4.9%	14.9%	7.8%

Organic Revenue Growth	0.7%	5.5%	2.1%

SPX TECHNOLOGIES, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATION - ADJUSTED OPERATING INCOME
(Unaudited; in millions)

	Three months ended		Six months ended
	June 28, 2025	June 29, 2024	June 28, 2025	June 29, 2024
Operating income	$86.6	$74.6	$153.2	$139.2

Exclude:
Acquisition and integration-related costs (1)	(8.3)	(3.0)	(16.9)	(8.0)

Other operating expense, net (2)	—	(8.4)	—	(8.4)

Amortization of acquired intangible assets	(24.6)	(16.8)	(44.3)	(31.6)

Adjusted operating income	$119.5	$102.8	$214.4	$187.2
as a percent of revenues	21.6%	20.5%	20.7%	19.4%

(1) For the three and six months ended June 28, 2025, represents (i) certain acquisition and integration-related costs of $1.2 and $5.2, respectively, and (ii) amortization of a deferred compensation asset and additional inventory step-up charges of $6.6 and $10.9 and $0.5 and $0.8, respectively, each related to the KTS acquisition. For the three and six months ended June 29, 2024, represents (i) certain acquisition and integration-related costs of $2.1 and $6.2, respectively, and (ii) inventory step-up charges related to the Ingénia acquisition of $0.9 and $1.8, respectively.

(2) For the three and six months ended June 29, 2024, represents a charge of $8.4 associated with a settlement with the seller of ULC regarding additional contingent consideration.

SPX TECHNOLOGIES, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATION - ADJUSTED EARNINGS PER SHARE
Three Months Ended June 28, 2025
(Unaudited; in millions, except per share values)

	GAAP	Adjustments	Adjusted
Segment income	$135.8	$—	$135.8
Corporate expense (1)	(13.3)	1.4	(11.9)
Acquisition and integration-related costs (2)	(6.9)	6.9	—
Long-term incentive compensation expense	(3.9)	—	(3.9)
Amortization of intangible assets (3)	(24.6)	24.6	—
Other operating expense, net	(0.5)	—	(0.5)
Operating income	86.6	32.9	119.5

Other expense, net (4)	(2.1)	1.4	(0.7)
Interest expense, net	(14.6)	—	(14.6)
Income from continuing operations before income taxes	69.9	34.3	104.2
Income tax provision (5)	(17.4)	(8.8)	(26.2)
Income from continuing operations	52.5	25.5	78.0

Diluted shares outstanding	47.396		47.396

Earnings per share from continuing operations	$1.10		$1.65

(1) Adjustment represents the removal of certain acquisition and integration-related costs of $1.4.

(2) Adjustment represents the removal of (i) acquisition and integration-related costs (benefits) of $(0.3) and $0.1 within the Detection and Measurement and HVAC reportable segments, respectively, and (ii) amortization of a deferred compensation asset and an inventory step-up charge of $6.6 and $0.5, respectively, each related to the KTS acquisition within the Detection and Measurement reportable segment.

(3) Adjustment represents the removal of amortization expense associated with acquired intangible assets of $14.3 and $10.3 within the HVAC and Detection & Measurement reportable segments, respectively.

(4) Adjustment represents the removal of non-service pension and postretirement charges of $1.4.

(5) Adjustment represents the tax impact of items (1) through (4).

SPX TECHNOLOGIES, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATION - ADJUSTED EARNINGS PER SHARE
Three Months Ended June 29, 2024
(Unaudited; in millions, except per share values)

	GAAP	Adjustments	Adjusted
Segment income	$117.6	$—	$117.6
Corporate expense (1)	(12.0)	0.7	(11.3)
Acquisition and integration-related costs (2)	(2.3)	2.3	—
Long-term incentive compensation expense	(3.7)	—	(3.7)
Amortization of intangible assets (3)	(16.8)	16.8	—
Special charges, net	0.2	—	0.2
Other operating expense, net (4)	(8.4)	8.4	—
Operating income	74.6	28.2	102.8

Other expense, net (5)	(1.7)	1.2	(0.5)
Interest expense, net	(12.5)	—	(12.5)
Income from continuing operations before income taxes	60.4	29.4	89.8
Income tax provision (6)	(15.2)	(7.7)	(22.9)
Income from continuing operations	45.2	21.7	66.9

Diluted shares outstanding	47.158		47.158

Earnings per share from continuing operations	$0.96		$1.42

(1) Adjustment represents the removal of certain acquisition and integration-related costs of $0.7.

(2) Adjustment represents the removal of (i) acquisition and integration-related costs of $1.4 and (ii) an inventory step-up charge related to the Ingénia acquisition of $0.9 within the HVAC reportable segment.

(3) Adjustment represents the removal of amortization expense associated with acquired intangible assets of $12.5 and $4.3 within the HVAC and Detection & Measurement reportable segments, respectively.

(4) Adjustment represents the removal of a charge of $8.4 associated with a settlement with the seller of ULC regarding additional contingent consideration.

(5) Adjustment represents the removal of non-service pension and postretirement charges of $1.2.

(6) Adjustment primarily represents the tax impact of items (1) through (5) above.

SPX TECHNOLOGIES, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATION - ADJUSTED EBITDA
(Unaudited; in millions)

	Three months ended
	June 28, 2025	June 29, 2024
Net income	$52.2	$44.2

Exclude:
Income tax provision	(17.4)	(15.2)
Interest expense, net	(14.6)	(12.5)
Amortization expense (1)	(24.8)	(16.8)
Depreciation expense	(7.7)	(6.6)
Loss from discontinued operations, net of tax	(0.3)	(1.0)
EBITDA	117.0	96.3

Exclude:
Acquisition and integration-related costs (2)	(8.3)	(3.0)
Other operating expense, net (3)	—	(8.4)
Non-service pension and postretirement charges	(1.4)	(1.2)
Adjusted EBITDA	$126.7	$108.9
as a percent of revenues	22.9%	21.7%

(1) Represents amortization expense associated with acquired intangible assets recorded within “Intangible amortization” and amortization of capitalized software costs recorded within “Cost of products sold.”

(2) For the three months ended June 28, 2025, represents (i) certain acquisition and integration-related costs of $1.2, inclusive of acquisition and integration-related costs (benefits) of $(0.3) and $0.1 within the Detection and Measurement and HVAC reportable segments, respectively, and (ii) amortization of a deferred compensation asset and an inventory step-up charge of $6.6 and $0.5, respectively, each related to the KTS acquisition within the Detection and Measurement reportable segment. For the three months ended June 29, 2024, represents (i) certain acquisition and integration-related costs of $2.1, inclusive of acquisition and integration-related costs of $1.4 within the HVAC reportable segment and (ii) an inventory step-up charge of $0.9 related to the Ingénia acquisition within the HVAC reportable segment.

(3) For the three months ended June 29, 2024, represents a charge of $8.4 associated with a settlement with the seller of ULC regarding additional contingent consideration.

SPX TECHNOLOGIES, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATION - ADJUSTED EBITDA
(Unaudited; in millions)

	Six months ended
	June 28, 2025	June 29, 2024
Net income	$103.4	$93.2

Exclude:
Income tax provision	(23.6)	(17.1)
Interest expense, net	(26.0)	(22.0)
Amortization expense (1)	(44.7)	(31.6)
Depreciation expense	(14.8)	(12.8)
Loss from discontinued operations, net of tax	(0.8)	(1.2)
EBITDA	213.3	177.9

Exclude:
Acquisition and integration-related costs (2)	(16.9)	(8.0)
Other operating expense, net (3)	—	(8.4)
Non-service pension and postretirement charges	(3.6)	(2.4)
Fair value adjustments on an equity security	4.5	(4.2)
Adjusted EBITDA	$229.3	$200.9
as a percent of revenues	22.2%	20.8%

(1) Represents amortization expense associated with acquired intangible assets recorded within “Intangible amortization” and amortization of capitalized software costs recorded within “Cost of products sold.”

(2) For the six months ended June 28, 2025, represents (i) certain acquisition and integration-related costs of $5.2, inclusive of acquisition and integration-related costs of $0.7 and $0.9 within the Detection and Measurement and HVAC reportable segments, respectively, and (ii) amortization of a deferred compensation asset and an inventory step-up charge of $10.9 and $0.8, respectively, each related to the KTS acquisition within the Detection and Measurement reportable segment. For the six months ended June 29, 2024, represents (i) certain acquisition and integration-related costs of $6.2, inclusive of acquisition and integration-related costs of $3.1 within the HVAC reportable segment and (ii) an inventory step-up charge of $1.8 related to the Ingénia acquisition within the HVAC reportable segment.

(3) For the six months ended June 29, 2024, represents a charge of $8.4 associated with a settlement with the seller of ULC regarding additional contingent consideration.

SPX TECHNOLOGIES, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATION - ADJUSTED FREE CASH FLOW
(Unaudited; in millions)

	Three months ended
	June 28, 2025	June 29, 2024
Operating cash flow from continuing operations	$43.4	$58.7

Include:
Capital expenditures	(7.7)	(10.4)
Free cash flow from continuing operations	35.7	48.3

Exclude:
Acquisition and integration-related payments and other (1)	(1.4)	(9.6)
Adjusted free cash flow from continuing operations	$37.1	$57.9

(1) For the three months ended June 28, 2025, represents the removal of the cash impact of acquisition and integration-related costs of $1.4. For the three months ended June 29, 2024, represents the removal of a payment of $8.4 associated with a settlement with the seller of ULC regarding additional contingent consideration and the cash impact of acquisition and integration-related costs of $1.2.

SPX TECHNOLOGIES, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATION - ADJUSTED FREE CASH FLOW
(Unaudited; in millions)

	Six months ended
	June 28, 2025	June 29, 2024
Operating cash flow from continuing operations	$33.0	$69.4

Include:
Capital expenditures	(13.2)	(20.3)
Free cash flow from continuing operations	19.8	49.1

Exclude:
Acquisition and integration-related payments and other (1)	(53.6)	(22.0)
Adjusted free cash flow from continuing operations	$73.4	$71.1

(1) For the six months ended June 28, 2025, represents the removal of funded amounts associated with employee retention agreements assumed in the KTS acquisition of $46.5 and the cash impact of acquisition and integration-related costs of $7.1. For the six months ended June 29, 2024, represents the removal of (i) a payment of $9.0 related to the resolution of a dispute with a former representative at one of our Detection & Measurement reportable segment businesses (ii) a payment of $8.4 associated with a settlement with the seller of ULC regarding additional contingent consideration, and (iii) and the cash impact of acquisition and integration-related costs of $4.6.